UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 17, 2010

W.W. Grainger, Inc.
(Exact name of Registrant as Specified in its Charter)

Illinois	1-5684	36-1150280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois  60045
(Address of Principal Executive Offices and Zip Code)

(847) 535-1000
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

(a)	Effective as of February 17, 2010, the Company’s Board of Directors amended the Company by-laws to provide for the lead director position with associated duties and responsibilities.

Article II, to reflect the authority of the “lead director” to preside at meetings of shareholders in the absence of the chairman of the board.

Article III, to formalize the position of “lead director” and to reflect the authority of the “lead director” to call a special meeting of the board of directors.

Article IV, to reflect the delegation of responsibilities and authority to the lead director by the chairman of the board.

A copy of Articles II, III, and IV of the Company’s by-laws, as amended, is attached as Exhibit 3.1 to this current Report of form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

As described in the attached press release, the Company has announced its slate of nominees for directors for the April 28, 2010 annual meeting.  As further described in the press release, Harold B. Smith, who has served as a member of the Company’s Board of Directors since 1981, will not stand for reelection.  Also not standing for reelection at the annual meeting is Richard L. Keyser, who has been a board member since 1992 and served as chairman of the board from 1997 until 2008.  Neither decision was because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits (numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Document Description
3.1	Articles II, III, and IV of the Company’s by-laws, as amended
99.1	Press release issued by the Company on February 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 17, 2010

W.W. GRAINGER, INC.

By:/s/ J. L. Howard
John L. Howard
Senior Vice President and
General Counsel